                                                                   EXHIBIT 10(a)
                                 AMENDED AND RESTATED
                         INTERTAN ADVERTISING AGREEMENT

     This Agreement ("Agreement") is by and between InterTAN, Inc., a Delaware corporation, ("InterTAN") and its subsidiaries, InterTAN Canada Ltd. and InterTAN Australia Ltd. (InterTAN and such subsidiaries being collectively referred to herein as "INTERTAN GROUP"), and Tandy Corporation, a Delaware corporation:

     WHEREAS, INTERTAN GROUP has requested TANDY to authorize the limited use of certain Materials (as hereinafter defined) and Marks (as hereinafter defined) developed by or for TANDY's Radio Shack Division during the term of this Agreement, and

     WHEREAS, INTERTAN GROUP hereby acknowledges TANDY's ownership of the trademarks and service marks (as the case may be) and all variations thereof: "Radio Shack Gift Express", "The Repair Shop at Radio Shack", "You've Got Questions! We've Got Answers!" "Radio Shack Unlimited", "Radio Shack Express" and "RadioShack Select" (hereinafter called "Marks"); and

     WHEREAS, INTERTAN GROUP also hereby acknowledges TANDY's ownership of certain advertising and marketing concepts, strategies and materials related to the repositioning of TANDY as a service provider under the Marks; and

     WHEREAS, on November 4, 1993 TANDY and INTERTAN GROUP entered into license agreements for INTERTAN GROUP to use (as provided therein) various marks described therein in Canada and in Australia and New Zealand (hereinafter each country listed under each license agreement is referred to as a "Licensed Country" or "Licensed Countries" when referred to as a group and such agreements are referred to herein as the "License Agreements").

Now, therefore the parties hereto agree as follows:

1.   LICENSE.
     -------
     a)      License of Materials.
             --------------------
          (i) Subject to all payments required hereunder being timely made by INTERTAN GROUP and to INTERTAN GROUP's compliance with all the terms of this Agreement, TANDY agrees to provide InterTAN with the following information related to operation of Tandy's U.S. RadioShack stores and outlets (which are collectively referred to in this Agreement as "Materials") during the term of this
               Agreement:

                (a) Copies of all POP materials, visual merchandising, and model

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             store information.

        (b) Advance copies of flyers and annual catalogs. Preferably, INTERTAN GROUP could receive these in both finished as well as at any early proof stage, to assist in planning.

        (c) Monthly breakdown of percentage of sales by series, increase or decrease in each series as a percentage of last year's sales, and gross margin percentage this year and last year by series.

        (d) Forecast list of blockbuster and/or major promotional products for next six months or whatever the appropriate planning horizon may be.

        (e) All training materials, preferably in hard copy and on diskette or other magnetic media, to assist customizing language or content as appropriate.

        (f)  Copies of all market and in-store research (e.g. Envirosell).

        (g) Data on a monthly basis on average sales per ticket and average tickets per store.

        (h) CDs or other media with all appropriate product packaging information and formats, designs, etc.

        (i)  Copies of television commercials.

        (j)  Advance copies of and details regarding all programs

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             involving customer credit (i.e. Answers Plus program), home connectivity, online strategy, and other service initiatives (TSP RSU, etc.).

        (k) Summary information regarding effectiveness of mailing lists (number of flyers mailed per store, impact of direct marketing efforts, etc.).

        (l) Regular updates on thought processes leading to strategic programs such as those intended to enhance customer loyalty, customer service and those pertaining to the reformatting of RadioShack stores.

(ii) TANDY grants a non-assignable, non-exclusive license to INTERTAN GROUP to use the Materials in the Licensed Countries in the limited manner specified in this Agreement.

(iii) INTERTAN GROUP shall have no right to sublicense or disclose any of the Materials to any third party other than contract managers, dealers and franchisees duly granted a sublicense by INTERTAN GROUP in accordance with the terms and conditions of the applicable License Agreement. INTERTAN GROUP agrees to use the Materials provided only as a source for concepts and ideas and will not use the actual Materials provided in any other way.

          (iv) INTERTAN GROUP will use only photography, talent, props and backdrops which it currently owns, or which it purchases or licenses for its own use, in any advertisements produced by the INTERTAN GROUP arising from the Materials.

          (v) Except as expressly provided in this Agreement, INTERTAN GROUP agrees to keep all information specified above confidential and not to provide this information to any third party until five days after an item has been published or broadcast to the general
               public anywhere in the United States.   INTERTAN agrees to return
               to TANDY or destroy all copies and originals of confidential information within 30 days after expiration or other termination of this Agreement.

     b)   License of Marks; New Marks.
          ---------------------------

          (i) Subject to the terms and conditions of this Agreement and to the provisions of the License Agreements, TANDY grants a non-assignable, non-exclusive license to INTERTAN GROUP to use the Marks as service marks in the Licensed Countries; except that the INTERTAN GROUP is not authorized by this Agreement to use "Radio Shack" as a trade name in Australia, and the proper licensed trade name as stated in the License Agreement for Australia (the proper licensed trade name being "Tandy Electronics") is hereby substituted for "Radio Shack" with respect to the foregoing grant of license to use the Marks .

        (ii) The Marks in Exhibit A attached hereto are hereby acknowledged to be permitted under the License Agreements and shall be governed by the terms and conditions thereof for all purposes, including but not limited to the quality control and enforcement provisions thereof, except as otherwise set forth in this Agreement.

       (iii) Where required by applicable law, INTERTAN GROUP agrees, at its expense, to register with the appropriate governmental entity as , or to cause the appropriate governmental entity to appoint it as, a registered user of the Marks or any related new marks subsequently developed (as hereinafter described) after the effective date hereof.

        (iv) The parties recognize that TANDY or INTERTAN GROUP may develop new marks in the future arising out of or based upon the Materials. Any such new mark developed by or for INTERTAN GROUP shall belong to, and be owned by, TANDY exclusively. Before INTERTAN GROUP uses any new marks arising out of or based on the Materials, INTERTAN GROUP shall request TANDY's approval of same in writing and such approval shall not be unreasonably withheld or delayed by TANDY. If TANDY approves the use of a new mark by INTERTAN GROUP, such new mark shall be listed on an exhibit to this Agreement, and listed on an exhibit to the License Agreements, and shall be governed by the terms and conditions of the License Agreements, except as otherwise set forth in this Agreement.

          (v) This Agreement shall prevail over the License Agreements with regard to the matters set out in this paragraph 1.b), with regard to the duty of the INTERTAN GROUP to provide TANDY advance notice of use of Marks as provided in paragraph 2 hereof and with regard to consideration to be paid therefor as set out in paragraph 3. If this Agreement expires by its terms, INTERTAN GROUP shall continue to have rights to use the Marks developed prior to such expiration or termination subject to the terms of this paragraph 1.b) and the License Agreements until such time as the License Agreements terminate, provided that neither InterTAN nor INTERTAN GROUP are then in default hereunder and that no event or combination of events will have occurred which, if known or with the passage of time, would constitute an event of default hereunder, and such event is noncurable or has become noncurable due to passage of time.


2.   NOTICE OF USE.
     -------------

     TANDY acknowledges that InterTAN has disclosed that certain of the Marks are currently being used by the INTERTAN GROUP. From and after the date hereof, in the event INTERTAN GROUP decides to use any of the Marks, or any related new marks subsequently added to this Agreement, in any form in any of the Licensed Countries, INTERTAN GROUP agrees to notify TANDY in writing at least 30 days in advance of INTERTAN GROUP's first advertisement or announcement so that TANDY can apply for registration of its marks and protect its rights in the appropriate countries, or request INTERTAN GROUP to do so, in accordance with the terms of the applicable License Agreement. In any case, such registration shall be at INTERTAN GROUP's expense, and INTERTAN GROUP shall reimburse TANDY for all expenses incurred by TANDY in that regard, if any.

3.   CONSIDERATION BY INTERTAN GROUP.  As consideration for this Agreement,
     -------------------------------
     InterTAN agrees to pay the following sum:

     a)      Annual Payments.  During the term of this Agreement, InterTAN or
             ---------------
             the INTERTAN GROUP shall pay to Tandy in readily available funds U.S. $125,000.00 per year, payable each successive December 31.

     b)      Guaranty of Payment.  InterTAN irrevocably and unconditionally
             --------------------
             guarantees to TANDY the timely payment of all amounts due hereunder, as well as the observance and performance of all of the obligations, terms, conditions and covenants of each of the other members of the INTERTAN GROUP pursuant to this Agreement. This Guarantee is a continuing guarantee and shall be binding upon InterTAN, its successors and assigns, and shall inure to the benefit of, and be enforceable by TANDY and its successors, transferees and assigns.

4.  ADDITIONAL CONSIDERATION.
    ------------------------

     In the event INTERTAN GROUP's use of the Marks or Materials requires or results in a payment for such use to third parties (including but not limited to, payments under applicable union codes or applicable production, talent or other contracts by TANDY relating to the production of commercials or advertisements), INTERTAN GROUP, as additional consideration for this Agreement, shall pay the same and bear all expense with respect thereto. TANDY may separately invoice InterTAN or the INTERTAN GROUP for such amounts when and as incurred by Tandy. Otherwise, InterTAN will pay such amounts directly to such third parties.

5.   PAYMENT TERMS.
     -------------

     All invoices by TANDY to InterTAN or the INTERTAN GROUP shall be due and payable on each successive December 31 (the "Due Date") and shall be considered past due and in default of payment after that time. Payments shall be made to: RadioShack, Attention: Vice President and Controller, 100 Throckmorton Street, Suite 1600, Fort Worth, Texas 76102; or to such other address as TANDY may designate in writing. Any amount not paid on the Due Date shall accrue interest on a per annum basis at the prime rate published in the Money Rates section of the Wall Street Journal on the date of first publication of the Wall Street Journal following the Due Date, plus four
     (4) percentage points per annum, until paid in full.

6.   INDEMNITY.
     ---------

     INTERTAN GROUP agrees to indemnify, defend and hold harmless TANDY and its divisions, subsidiaries and affiliates, and its and their respective shareholders, directors, officers and agents of and from any and all claims by third parties that any advertisement, or representation by INTERTAN GROUP is false, misleading, deceptive or infringes on any rights the third party may have; or resulting from INTERTAN GROUP's breach of this Agreement (including, but not limited to, any failure to pay third parties).

7.   DEFAULT BY INTERTAN.
     -------------------
     a)      Noncurable Events.  The following are events of default for which
             -----------------
             no time to cure is provided:

             (i)   nonpayment or late payment of any amounts due hereunder; and

             (ii) failure to keep information confidential as required by this Agreement.

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

     b)      Curable Events.  In the event INTERTAN GROUP or InterTAN defaults
             --------------
             under any other provision of this Agreement the INTERTAN GROUP shall cure the default within 30 days from the date of written notice sent by TANDY.

8.   DEFAULT BY TANDY.
     ----------------

     In the event TANDY fails to provide Materials to INTERTAN GROUP as set out in this Agreement, TANDY shall cure the default within 30 days from the date of written notice sent by InterTAN, provided that INTERTAN GROUP is then in compliance with all material terms and conditions hereof.

9.   REMEDIES.
     --------

     In the event of a noncurable event of default, or if a curable event of default is not cured within 30 days, the non-defaulting party shall be entitled to proceed with its legal remedies under this Agreement (including but not limited to, suit for damages, injunction, for specific performance, or other special relief). The non-defaulting party also shall have the right to terminate this Agreement by written notice to the defaulting party, such termination to be effective immediately on receipt or such other date as the non-defaulting party may designate. Should this Agreement be terminated due to an uncured or noncurable event of default by

     INTERTAN GROUP, such event of default shall be a deemed breach of the License Agreements and the Merchandise Agreement and shall be cause for immediate termination of all other agreements between the parties. If it becomes necessary for either party to place this Agreement in the hands of an attorney for enforcement, the prevailing party shall be entitled to recover, in addition to its damages and all sums due and payable to it hereunder, its reasonable attorney fees and court costs, including prejudgment and postjudgment interest thereon at the highest rate allowed by law.

10.  TERM.
     ----
     The term of this Agreement is from January 1, 1999 through such date that the License Agreements expire or terminate.

11.  EXPIRATION AND TERMINATION.
     --------------------------

     a)    Expiration.  Unless the term is extended by written contract of the
           ----------
           parties, and unless earlier terminated as hereinabove provided, this Agreement shall automatically expire and terminate at the expiration of the term provided in paragraph 10.

     b)    Automatic Termination.  This Agreement also shall automatically
           ---------------------
           terminate in the event of INTERTAN GROUP's default under the Merchandise Agreement or the License Agreements between the parties if such default results in the termination of the agreement under which default occurred.

12.  ASSIGNABILITY.
     -------------
     This Agreement is not assignable by INTERTAN GROUP. TANDY, in its sole discretion, may assign this Agreement at any time to any person affiliated with TANDY.

13.  MISCELLANEOUS.
     -------------

     a)   Severability.  In the event that any provision of this Agreement
          ------------
          shall be determined to be invalid or prohibited by law, such provision shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of this Agreement.

     b)   Waiver.  No failure or delay in exercising any right, power or
          ------
          remedy under any provision of this Agreement shall operate as a waiver of or otherwise shall prejudice any of the rights, powers or remedies of TANDY. No right, power or remedy herein conferred upon TANDY is intended to be exclusive of any other right, power or remedy, and each and every such right, power or remedy shall be cumulative of every other right, power or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     c)   Amendment.  This Agreement may be amended only by a written
          ---------
          document
          signed by a duly authorized corporate officer of each of the parties hereto.

     d)   Notices.  All notices pursuant to this Agreement shall be in
          -------
          writing and shall be deemed given when personally delivered, or when received (or on the third day after mailing if delivery is refused by the addressee) if mailed by certified or registered mail, return receipt requested, postage prepaid and properly addressed, or when sent by legible facsimile transmission (with transmission verification), and properly addressed as set out below, or to such other address as is designated in writing by a party as the address for notice under this Agreement:


If to InterTAN                               InterTAN, Inc.
or INTERTAN GROUP:                     201 Main Street, Suite 1805
                                       Fort Worth, Texas  76102
Attention:  General Counsel            Fax No. (817) 332-3071


If to TANDY:                           Tandy Corporation
100 Throckmorton Street, Suite 1800    P. O. Box 17180
                                       Fort Worth, Texas  76102
                                       Attention:  Mark C. Hill
General Counsel                        Fax No. (817) 415-6593

     e)      Counterparts.  This Agreement may be executed in counterparts, any
             ------------
             or all of which shall constitute one and the same document.

     f)      Further Assurances.  TANDY and INTERTAN GROUP agree that they will
             ------------------
             at any time and from time to time, upon request of the other, execute, acknowledge and deliver all such further instruments and documents and to do, or cause to be done, all such further acts as may be required to carry out the intents and purposes of this Agreement.

     g)      Merger of Prior Negotiations.  All prior negotiations and
             ----------------------------
             agreements between the parties hereto with the respect to the subject matter of this Agreement are merged herein and all such prior negotiations and agreements are superseded hereby.

     h)      Binding effect.  This Agreement shall be binding on the parties
             --------------
             hereto and their respective permitted successors and permitted assigns.

     i)      Headings.  The article and section headings in this Agreement are
             --------
             for convenience and reference only, and shall not be utilized in any way to explain, modify, amplify or add to the interpretation, construction or meaning of this Agreement.

     j)      Provisions Surviving Termination.  Paragraphs 1.b), 2, 4, 6 and 9
             --------------------------------
             survive expiration or termination of this Agreement. In any event, termination shall not extinguish or affect any monetary obligation owing by either party under this Agreement which arose prior to termination hereof.



14.  GOVERNING LAW AND SUBMISSION TO JURISDICTION.
     --------------------------------------------

     THIS AGREEMENT AND ALL AMENDMENTS HERETO, AND ANY AND ALL CLAIMS, DEMANDS OR ACTIONS OR IN ANY WAY RELATING HERETO OR INVOLVING ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT OR TORT, AT LAW, IN EQUITY OR STATUTORILY, SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CHOICE OF LAWS OF SUCH STATE. EACH PARTY HERETO IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES, NORTHERN DISTRICT OF TEXAS, FORT WORTH DIVISION, AND TO THE COURTS OF THE STATE OF TEXAS LOCATED IN TARRANT COUNTY, TEXAS, AS TO ANY LEGAL PROCEEDING DIRECTLY

     OR INDIRECTLY RELATING TO THIS AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE HAD UPON IT IN ANY SUCH DISPUTES. EACH SUBSIDIARY OF INTERTAN WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS ON IT AND IRREVOCABLY APPOINTS INTERTAN INC. AS THE DESIGNATED REGISTERED AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF TEXAS. INTERTAN AND ITS SUBSIDIARIES ALSO CONSENT TO SERVICE OF PROCESS BY REGISTERED MAIL DIRECTED TO INTERTAN, INC.'S PRINCIPAL OFFICE IN FORT WORTH, TEXAS AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED TEN (10) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates shown beneath their respective signatures hereto, to be effective as of January 1, 1999.

                            InterTAN, Inc.

                            By: /s/ Brian E. Levy
                               -----------------------------

                            Title: President and C.E.O.
                                  --------------------------

                            Date Signed: 1/22/99
                                        --------------------


                            InterTAN Canada Ltd.

                            By: /s/ Brian E. Levy
                               -----------------------------

                            Title: President & Director
                                  --------------------------

                            Date Signed: 1/22/99
                                        --------------------



                            InterTAN Australia Ltd.

                            By: /s/ Brian E. Levy
                               -----------------------------

                            Title: Director
                                  --------------------------

                            Date Signed: 1/22/99
                                        --------------------



                            Tandy Corporation


                            By: /s/ Dwain H. Hughes
                               -------------------------------

                            Title: Senior Vice President & CEO
                                  ----------------------------

                            Date Signed: 1/22/99
                                        ----------------------

                                   Exhibit A
                                   ---------


Canada

Radio Shack Unlimited(R)*

Radio Shack Gift Express(R)

The Repair Shop at Radio Shack(R)*

You've Got Questions! We've Got Answers(R)!

Radio Shack Express(R)*

RadioShack Select (common law)

* Including the unregistered, one-word "RadioShack" variation.



Australian Variations

Tandy Electronics Unlimited

Tandy Electronics Gift Express

Tandy Electronics Express

The Repair Shop at Tandy Electronics

You've Got Questions! We've Got Answers!

Tandy Electronics Select


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